SUB-ITME 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  16

72DD  1.  Total income dividends for which record date passed during the period. (000's Omitted)
          Class A                                             $481
      2.  Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B                                             $110
          Class C                                             $163
          Class R                                             $  3
          Institutional Class                                 $  2

73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.  Dividends from net investment income
          Class A                                          0.39060
      2.  Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B                                          0.31100
          Class C                                          0.31100
          Class R                                          0.36400
          Institutional Class                              0.41730

74U.  1.  Number of shares outstanding (000's omitted)
          Class A                                            1,937
      2. Number of shares outstanding of a second class of open-end company shares (000's omitted)
          Class B                                              555
          Class C                                              912
          Class R                                               10
          Institutional Class                                    5

74V.  1.  Net asset value per share (to nearest cent)
          Class A                                           $10.85
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
          Class B                                           $10.86
          Class C                                           $10.86
          Class R                                           $10.86
          Institutional Class                               $10.85